Exhibit 99.1

Perella Weinberg Reports Second Quarter 2025 Results; Adds Private Funds Advisory Platform with Acquisition of Devon Park Advisors
Acquisition of Devon Park Advisors
•Expands Product Offering to Financial Sponsors and other Alternative Asset Managers
•Immediately Positions Firm to Build Share in Large and Fast-Growing Secondaries Market
Financial Overview - Second Quarter
•Revenues of $155 Million, Down 43% From a Year Ago
•Adjusted Pre-Tax Income of $12 Million, GAAP Pre-Tax Income of $6 Million
•Adjusted EPS of $0.09; GAAP Diluted EPS of $0.04
Financial Overview - First Half
•Revenues of $367 Million, Down 2% From a Year Ago
•Adjusted Pre-Tax Income of $33 Million, GAAP Pre-Tax Income of $18 Million
•Adjusted EPS of $0.38; GAAP Diluted EPS of $0.29
Talent Investment
•Year-to-Date Added Six Partners and Six Managing Directors
•Six Additional Partners and Three Additional Managing Directors to Join Firm in Coming Months
•Edwin Bennett and Houda Dabboussi Join Board of Directors
Capital Management
•Strong Balance Sheet with $145 Million of Cash and No Debt
•Year-to-Date Retired More Than Six Million Shares and Share Equivalents through Purchase, Exchange and Net Settlement; Returning More than $145 Million in Aggregate to Equity Holders
•Declared Quarterly Dividend of $0.07 Per Share

“Our first half results were in-line with our prior year performance and we entered the third quarter with robust client activity in a materially improved market environment compared to the start of the second quarter. We accelerated our investments in talent to expand our client coverage and broaden our capabilities — including the Devon Park transaction announced this morning — a strategic investment that significantly expands the services we provide to alternative asset managers across private equity, credit, infrastructure, venture, and real estate,” stated Andrew Bednar, Chief Executive Officer.

NEW YORK, NY, August 1, 2025 – Perella Weinberg Partners (the “Firm,” “Perella Weinberg” or “PWP”) (NASDAQ:PWP) today reported financial results for the second quarter ended June 30, 2025.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Acquisition Announcement

Perella Weinberg has entered into an agreement to acquire Devon Park Advisors, a premier GP-led secondaries advisory firm founded in 2021. The transaction reinforces Perella Weinberg’s commitment to provide solutions to address the liquidity needs of alternative asset managers and their limited partners. The transaction is expected to be completed early in the fourth quarter, following regulatory approval.

Devon Park specializes in transactions related to GP-led secondaries, GP advisory, and fund secondaries. Since its founding, the firm has advised a wide range of alternative asset managers on transactions with over $4.5 billion in aggregate value.

Devon Park’s 15 advisory professionals, including one Partner and two Managing Directors, will form Perella Weinberg’s Private Funds Advisory business and it will be led by Jonathan Costello, Founder of Devon Park.

“This acquisition reflects our commitment to expand our service offering to financial sponsors and other alternative asset managers,” said Andrew Bednar, Chief Executive Officer. “Devon Park brings deep expertise in GP-led and private fund advisory, with strong alternative asset manager relationships, an extensive network of capital providers, and a track record of excellence in transaction execution. Their capabilities are highly complementary to our existing platform and will create meaningful revenue opportunities across our business globally. We’re excited to welcome the Devon Park team and together better serve the evolving needs of our clients.”

Jonathan Costello, Founder of Devon Park, said, “Today’s announcement marks an exciting new chapter for our team and for our clients. We share common values with Perella Weinberg — clients first, long-term relationships, execution excellence, and collaboration. Their platform, global reach, deep industry expertise, and reputation as a trusted advisor enables us to accelerate the next phase of our growth in private funds advisory. We’re proud to be a part of a firm that understands our business and is committed to investing in it for the long run.”

Revenues

For the second quarter of 2025, revenues were $155.3 million, a decrease of 43% from the record $272.0 million reported in the second quarter of 2024. For the first half of 2025, revenues were $367.1 million, a decrease of 2% from $374.1 million for the first half of 2024. The lower revenues in both current year periods were driven by decreased M&A contribution partially offset by an increase in financing and capital solutions activity. The second quarter of 2024 included a single large transaction fee which accounted for approximately one-third of the period’s revenue.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Expenses

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted
Operating expenses	(Dollars in Millions)				(Dollars in Millions)
Total compensation and benefits	$108.3	$104.0	$310.5	$168.3	$257.6	$246.0	$425.9	$254.4
% of Revenues	70%	67%	114%	62%	70%	67%	114%	68%
Non-compensation expenses	$38.0	$36.4	$43.8	$41.2	$88.9	$85.6	$84.1	$78.2
% of Revenues	24%	23%	16%	15%	24%	23%	22%	21%

Three Months Ended

GAAP total compensation and benefits were $108.3 million for the second quarter of 2025, compared to $310.5 million for the second quarter of 2024. The prior year period included expense related to the one-time accelerated vesting of certain partnership unit awards (the “Vesting Acceleration”) as well as incremental equity-based compensation expense tied to transaction-related incentive unit awards which vested in the third quarter of 2024. Adjusted total compensation and benefits were $104.0 million for the second quarter of 2025, compared to $168.3 million for the same period a year ago. The decrease in total compensation and benefits was due to a lower bonus accrual associated with lower revenues, despite a higher effective compensation margin versus the second quarter of 2024.

GAAP non-compensation expenses were $38.0 million for the second quarter of 2025, compared to $43.8 million for the second quarter of 2024. Adjusted non-compensation expenses were $36.4 million for the second quarter of 2025, compared to $41.2 million for the same period a year ago. The decrease in non-compensation expenses was largely driven by lower professional fees tied to a significant reduction in litigation spend and a decrease in general, administrative and other expenses.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Six Months Ended

GAAP total compensation and benefits were $257.6 million for the six months ended June 30, 2025, compared to $425.9 million for the prior year period. Consistent with the three month period ended June 30, 2025, the prior year period included the impact of the one-time Vesting Acceleration as well as incremental equity-based compensation expense tied to transaction-related incentive unit awards which vested in the third quarter of 2024. Adjusted total compensation and benefits were $246.0 million for the six months ended June 30, 2025, compared to $254.4 million for the same period a year ago. The decrease in total compensation and benefits resulted from a lower bonus accrual on an absolute dollar basis associated with lower revenues combined with the impact of a lower compensation margin compared to 2024.

GAAP non-compensation expenses were $88.9 million for the six months ended June 30, 2025, compared to $84.1 million for the prior year period. Adjusted non-compensation expenses were $85.6 million for the six months ended June 30, 2025, compared to $78.2 million for the same period a year ago. The increase in non-compensation expenses was largely driven by an increase in professional fees tied to litigation spend in the first quarter of 2025 and higher travel related costs, partially offset by a decrease in general, administrative and other expenses and lower deal-related professional fees. On a GAAP basis, the increase was partially offset by non-recurring partnership reorganization costs which were incurred in the first quarter of 2024.

Provision for Income Taxes

Perella Weinberg Partners currently owns 71.5% of the operating partnership (“PWP OpCo”) and is subject to U.S. federal and state corporate income tax on its allocable share of earnings. Income earned by the operating partnership is subject to certain state, local, and foreign income taxes.

For purposes of calculating adjusted if-converted net income, we have presented our results as if all partnership units had been converted to shares of Class A common stock, and as if all of our adjusted results for the period were subject to U.S. corporate income tax. For the six months ended June 30, 2025, the effective tax rate for adjusted if-converted net income was (15)%. This tax rate includes $14.9 million of benefit from the vesting of restricted stock units at a share price higher than the grant price. The adjusted effective tax rate excluding this benefit would have been 30%.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Balance Sheet and Capital Management

As of June 30, 2025, Perella Weinberg had $145.0 million of cash with no outstanding indebtedness and an undrawn revolving credit facility.

During the six months ended June 30, 2025, Perella Weinberg returned $145.2 million in aggregate to our equity holders through: (i) the net settlement of 3,108,262 share equivalents at an average price per share of $23.15; (ii) the settlement of unit exchanges of 1,270,086 PWP OpCo units for cash at $22.65 per unit and the repurchase of 1,732,489 shares at an average price per share of $18.33 in open market transactions pursuant to PWP’s Class A common stock repurchase program; and (iii) the payment of aggregate dividends of $12.7 million to Class A common stockholders.

At June 30, 2025, there were 62.6 million shares of Class A common stock and 25.0 million partnership units outstanding.

The Board of Directors has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on September 10, 2025 to Class A common stockholders of record on August 29, 2025.

Board of Directors

Perella Weinberg has appointed two additional Independent Directors to its Board of Directors, Edwin Bennett and Houda Dabboussi. Their invaluable insights, perspectives, and experiences will benefit the Firm and its clients and help drive value for shareholders.

Mr. Bennett had a long and distinguished career as a partner and senior business leader at Ernst & Young, serving most recently as Chief Operating Officer from 2015-2021. Mr. Bennett currently serves on the Board of Directors for Atmus Filtration Technologies, Inc. (NYSE: ATMU) and as a strategic advisor and Advisory Board Member of Arkestro, Inc. Mr. Bennett earned a Bachelor of Science from the University of Georgia and is a graduate of the Executive Leadership Program of Kellogg School of Management and of the Global Executive Leadership Program from Harvard Business School. Mr. Bennett is a certified public accountant.

Ms. Dabboussi is President of Shell Marine, a subsidiary of Shell Plc. specializing in marine fuels and lubricants. Ms. Dabboussi has served in numerous positions at Shell Plc. during her more than a decade tenure, including as Global Head of Acquisitions, Divestments & NBD, Renewables & Energy Solutions. Prior to joining Shell Plc. in 2014, Ms. Dabboussi served in private equity and investment advisory roles. Ms. Dabboussi earned a Bachelor of Business Administration from American University of Beirut and a Master of Arts in Business Management from the Kingston Business School in London.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Conference Call and Webcast

Management will host a webcast and conference call on Friday, August 1, 2025 at 9:00 am ET to discuss Perella Weinberg’s financial results for the second quarter ended June 30, 2025.

A webcast of the conference call will be made available in the Investors section of Perella Weinberg’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•Domestic: (800) 267-6316
•International: (203) 518-9783
•Conference ID: PWPQ225

Replay

A replay of the call will also be available two hours after the live call through August 8, 2025. To access the replay, dial (800) 723-0532 (Domestic) or (402) 220-2655 (International). The replay can also be accessed on the Investors section of the Company’s website at https://investors.pwpartners.com/.

For those who listen to the rebroadcast of the call, we remind you that the remarks made are as of August 1, 2025, and have not been updated subsequent to the initial earnings call.

About Perella Weinberg

Perella Weinberg is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, financial sponsors, governments, and sovereign wealth funds. The Firm offers a wide range of advisory services to clients in some of the most active industry sectors and global markets. With approximately 700 employees, Perella Weinberg currently maintains offices in New York, London, Houston, Los Angeles, San Francisco, Paris, Chicago, Munich, Denver, and Calgary. The financial information of Perella Weinberg herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Contacts

For Perella Weinberg Investor Relations: investors@pwpartners.com
For Perella Weinberg Media: media@pwpartners.com
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Important factors, among others, that may affect actual results or outcomes include (but are not limited to): global economic, business and market conditions; the Company’s dependence on and ability to retain employees; the Company’s ability to successfully identify, recruit and develop talent; conditions impacting the corporate advisory industry; the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model; the high volatility of the Company’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation; the Company’s successful formulation and execution of its business and growth strategies; substantial litigation risks in the financial services industry; cybersecurity and other operational risks; assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity; extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest); and other risks and uncertainties described under “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K.

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2025 and the other documents filed by the Firm from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$155,267	$271,998	$367,098	$374,125
Expenses
Compensation and benefits	80,280	149,973	203,279	218,563
Equity-based compensation	28,034	160,498	54,279	207,305
Total compensation and benefits	108,314	310,471	257,558	425,868
Professional fees	6,899	11,743	26,095	22,803
Technology and infrastructure	9,237	9,125	18,526	17,897
Rent and occupancy	6,596	5,860	12,922	12,137
Travel and related expenses	5,329	4,700	10,973	9,285
General, administrative and other expenses	4,892	7,223	10,355	11,742
Depreciation and amortization	5,052	5,108	10,053	10,188
Total expenses	146,319	354,230	346,482	509,920
Operating income (loss)	8,948	(82,232)	20,616	(135,795)
Non-operating income (expenses)
Other income (expense)	(2,700)	745	(2,469)	3,402
Total non-operating income (expenses)	(2,700)	745	(2,469)	3,402
Income (loss) before income taxes	6,248	(81,487)	18,147	(132,393)
Income tax expense (benefit)	1,980	(642)	(7,494)	18,452
Net income (loss)	4,268	(80,845)	25,641	(150,845)
Less: Net income (loss) attributable to non-controlling interests	1,530	(14,817)	5,564	(48,973)
Net income (loss) attributable to Perella Weinberg Partners	$2,738	$(66,028)	$20,077	$(101,872)
Net income (loss) per share attributable to Class A common shareholders
Basic	$0.04	$(1.21)	$0.32	$(1.96)
Diluted	$0.04	$(1.21)	$0.29	$(1.96)
Weighted-average shares of Class A common stock outstanding
Basic	63,064,731	54,589,542	62,604,779	51,894,913
Diluted	98,831,307	54,589,542	74,555,206	51,894,913

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total compensation and benefits—GAAP	$108,314	$310,471	$257,558	$425,868
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	—	(130,039)	—	(143,714)
Public company transaction related incentives(2)	(4,285)	(12,107)	(11,603)	(24,457)
Business realignment costs(3)	—	—	—	(3,249)
Adjusted total compensation and benefits	$104,029	$168,325	$245,955	$254,448

Non-compensation expense—GAAP	$38,005	$43,759	$88,924	$84,052
TPH business combination related expenses(4)	(1,645)	(1,645)	(3,290)	(3,290)
Business Combination transaction expenses(5)	—	(948)	—	(2,570)
Adjusted non-compensation expense(6)	$36,360	$41,166	$85,634	$78,192

Operating income (loss)—GAAP	$8,948	$(82,232)	$20,616	$(135,795)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	—	130,039	—	143,714
Public company transaction related incentives(2)	4,285	12,107	11,603	24,457
Business realignment costs(3)	—	—	—	3,249
TPH business combination related expenses(4)	1,645	1,645	3,290	3,290
Business Combination transaction expenses(5)	—	948	—	2,570
Adjusted operating income (loss)	$14,878	$62,507	$35,509	$41,485

Income (loss) before income taxes—GAAP	$6,248	$(81,487)	$18,147	$(132,393)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	—	130,039	—	143,714
Public company transaction related incentives(2)	4,285	12,107	11,603	24,457
Business realignment costs(3)	—	—	—	3,249
TPH business combination related expenses(4)	1,645	1,645	3,290	3,290
Business Combination transaction expenses(5)	—	948	—	2,570
Adjustments to non-operating income (expenses)(7)	16	151	32	188
Adjusted income (loss) before income taxes	$12,194	$63,403	$33,072	$45,075

Income tax expense (benefit)—GAAP	$1,980	$(642)	$(7,494)	$18,452
Tax impact of non-GAAP adjustments(8)	866	13,799	4,681	(10,528)
Adjusted income tax expense (benefit)	$2,846	$13,157	$(2,813)	$7,924

Net income (loss)—GAAP	$4,268	$(80,845)	$25,641	$(150,845)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	—	130,039	—	143,714
Public company transaction related incentives(2)	4,285	12,107	11,603	24,457
Business realignment costs(3)	—	—	—	3,249
TPH business combination related expenses(4)	1,645	1,645	3,290	3,290
Business Combination transaction expenses(5)	—	948	—	2,570
Adjustments to non-operating income (expenses)(7)	16	151	32	188
Tax impact of non-GAAP adjustments(8)	(866)	(13,799)	(4,681)	10,528
Adjusted net income (loss)	$9,348	$50,246	$35,885	$37,151

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted net income (loss)	$9,348	$50,246	$35,885	$37,151
Less: Adjusted income tax expense (benefit)	(2,846)	(13,157)	2,813	(7,924)
Add: If-converted income tax expense (benefit)(9)	3,434	20,499	(4,948)	11,620
Adjusted if-converted net income (loss)	$8,760	$42,904	$38,020	$33,455

Weighted-average diluted shares of Class A common stock outstanding—GAAP	98,831,307	54,589,542	74,555,206	51,894,913
Weighted average number of incremental shares from assumed vesting of RSUs and PSUs(10)	—	9,133,806	—	7,205,942
Weighted average number of incremental shares from if-converted PWP OpCo units(11)	—	36,332,846	26,305,163	38,825,961
Weighted-average adjusted diluted shares of Class A common stock outstanding	98,831,307	100,056,194	100,860,369	97,926,816

Adjusted net income per Class A share—diluted, if-converted	$0.09	$0.43	$0.38	$0.34

Key metrics: (12)
GAAP operating income (loss) margin	5.8%	(30.2)%	5.6%	(36.3)%
Adjusted operating income margin	9.6%	23.0%	9.7%	11.1%
GAAP compensation ratio	70%	114%	70%	114%
Adjusted compensation ratio	67%	62%	67%	68%
GAAP effective tax rate	32%	1%	(41)%	(14)%
Adjusted if-converted effective tax rate	28%	32%	(15)%	26%

Notes to GAAP Reconciliation of Adjusted Results:

(1)Equity-based compensation not dilutive to investors in PWP or PWP OpCo includes the amortization of awards granted by PWP Professional Partners LP (the “Professional Partners Awards”), which were subject to the Vesting Acceleration in the second quarter of 2024. The vesting of these awards did not economically dilute PWP shareholders’ interests relative to the interests of other investors in PWP OpCo.
(2)Public company transaction related incentives includes equity-based compensation for transaction-related restricted stock units (“RSUs”) and performance restricted stock units (“PSUs”), which are directly related to milestone events that were part of the business combination that closed on June 24, 2021 (the “Business Combination”), as well as employment taxes for these RSUs and PSUs. These expenses were outside of PWP’s normal and recurring bonus and compensation processes.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

(3)During the second quarter of 2023, we began a review of the business, which resulted in headcount reductions in order to improve compensation alignment and to provide greater flexibility to advance strategic opportunities. Costs were incurred through the first quarter of 2024 and included separation and transition benefits and the accelerated amortization (net of forfeitures) of certain equity-based awards, including certain Professional Partners Awards and transaction-related RSUs and PSUs, which would have been adjusted through adjustments (1) and (2) above notwithstanding the business realignment.
(4)On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. The adjustment reflects the amortization of intangible assets associated with the acquisition, and such assets will be fully amortized by November 30, 2026.
(5)Transaction costs that were expensed associated with the Business Combination, including (i) equity-based vesting for transaction-related RSUs issued to non-employees and (ii) costs incurred related to the partnership restructuring that was contemplated during the implementation of the up-C structure at the time of the Business Combination.
(6)See reconciliation below for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.
(7)Includes the amortization of debt discounts and issuance costs for all periods presented and minimal charges related to the Vesting Acceleration for the three and six months ended June 2024.
(8)The adjusted income tax expense (benefit) represents the Company’s calculated tax expense (benefit) on adjusted non-GAAP results. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.
(9)The if-converted income tax expense (benefit) represents the Company's calculated tax expense (benefit) on adjusted non-GAAP results assuming the exchange of all PWP OpCo units for PWP Class A common stock, resulting in all of the Company’s results for the period being subject to corporate-level tax.
(10)Represents the dilutive impact under the treasury stock method of unvested RSUs and PSUs.
(11)Represents the dilutive impact assuming the conversion of all PWP OpCo units to shares of Class A common stock.
(12)Reconciliations of key metrics from GAAP to Adjusted results are a derivative of the reconciliation of their components.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended June 30, 2025
	GAAP	Adjustments		Adjusted
Professional fees	$6,899	$—		$6,899
Technology and infrastructure	9,237	—		9,237
Rent and occupancy	6,596	—		6,596
Travel and related expenses	5,329	—		5,329
General, administrative and other expenses	4,892	—		4,892
Depreciation and amortization	5,052	(1,645)	(1)	3,407
Non-compensation expense	$38,005	$(1,645)		$36,360

	Three Months Ended June 30, 2024
	GAAP	Adjustments		Adjusted
Professional fees	$11,743	$(948)	(2)	$10,795
Technology and infrastructure	9,125	—		9,125
Rent and occupancy	5,860	—		5,860
Travel and related expenses	4,700	—		4,700
General, administrative and other expenses	7,223	—		7,223
Depreciation and amortization	5,108	(1,645)	(1)	3,463
Non-compensation expense	$43,759	$(2,593)		$41,166

	Six Months Ended June 30, 2025
	GAAP	Adjustments		Adjusted
Professional fees	$26,095	$—		$26,095
Technology and infrastructure	18,526	—		18,526
Rent and occupancy	12,922	—		12,922
Travel and related expenses	10,973	—		10,973
General, administrative and other expenses	10,355	—		10,355
Depreciation and amortization	10,053	(3,290)	(1)	6,763
Non-compensation expense	$88,924	$(3,290)		$85,634

	Six Months Ended June 30, 2024
	GAAP	Adjustments		Adjusted
Professional fees	$22,803	$(2,570)	(2)	$20,233
Technology and infrastructure	17,897	—		17,897
Rent and occupancy	12,137	—		12,137
Travel and related expenses	9,285	—		9,285
General, administrative and other expenses	11,742	—		11,742
Depreciation and amortization	10,188	(3,290)	(1)	6,898
Non-compensation expense	$84,052	$(5,860)		$78,192

(1)Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.
(2)Reflects an adjustment to exclude transaction costs associated with the Business Combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.